UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2010

GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 North Carroll Avenue, Suite 120, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	817-240-0232

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

      On March 1, 2010, Geos Communications, Inc., a Washington corporation (the “Company”), entered into a First Amendment to Agreement and Plan of Merger (the “First Amendment”) with D Mobile, Inc., a Delaware corporation (“D Mobile”), Jonathan Serbin (“Serbin”) and D Mobile Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), which amended that certain Agreement and Plan of Merger by and among the Company, D Mobile, Serbin and Merger Sub (the “Merger Agreement”).  The Merger Agreement was disclosed on, and filed with, the Company’s Form 8-K filed on February 19, 2010 (the “February 19, 2010 Form 8-K”). Subject to the terms and conditions of the Merger Agreement and the First Amendment, D Mobile was merged with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly-owned subsidiary of the Company on March 2, 2010.

As previously disclosed in the February 19, 2010 Form 8-K, subject to certain conditions, including the Holdbacks and the Cash Election discussed below, the total consideration to be issued in the Merger is 4,125.79 shares (which amount is after deducting 121.2 shares as described in the following sentence) of Geos Series G Convertible Preferred Stock, no par value per share (“Parent Preferred Stock”), and warrants to purchase 753.01 shares of Parent Preferred Stock at a price of $0.50 per share (“Parent Warrants”).  Pursuant to the Merger Agreement, the Parent Preferred Stock consideration to be issued, as reflected above was reduced by 121.20 shares of Parent Preferred Stock to repay that certain Convertible Promissory Note dated December 22, 2009 issued by D Mobile in favor of the Company.  Additionally, at Closing (i) 845.63 shares of Parent Preferred Stock and 154.33 Parent Warrants will be heldback by the Company in order to satisfy Serbin’s and the other D Mobile securityholders’ indemnification obligations under the Merger Agreement and (ii)177.53 shares of Parent Preferred Stock will be heldback to satisfy the conversion provisions of the convertible note which Pypo Holdings (HK) Company Limited (“PHL”) has the option to purchase pursuant to that certain Subscription and Purchase Agreement, dated October 2009, by and between D Mobile and PHL (collectively, the “Holdbacks”).  Any Parent Preferred Stock or Parent Warrants remaining after the expiration of the holdback periods set forth in the Merger Agreement, will be issued pro rata to the D Mobile securityholders.

Pursuant to the First Amendment, the Merger Agreement was amended to provide for each D Mobile securityholder to have the option for ten days following the closing of the Merger to elect (the “Cash Election”) to receive $49.68 for each share of Parent Preferred Stock and each Parent Warrant to purchase a share of Parent Preferred Stock to be received by such securityholder as merger consideration (the “Cash Election Price”); provided, however, that the Cash Election must be for all, and not less than all, of the shares of Parent Preferred Stock and Parent Warrants to be received by such securityholder as merger consideration.  In the event of a Cash Election by a securityholder: (i) the Company will deliver to such electing securityholder a check in the amount of the Cash Election Price multiplied by the number of shares of Parent Preferred Stock and number of shares of Parent Preferred Stock underlying the Parent Warrants which such electing securityholder would have received as merger consideration; (ii) the Company will not issue such electing securityholder any of the shares of Parent Preferred Stock or Parent Warrants that such securityholder would have received as merger consideration; it being agreed and understood that the merger consideration paid to such securityholder shall be deemed to be the aggregate Cash Election Price paid to such securityholder; and (iii) the Indemnification Holdback (as defined in the Merger Agreement) will automatically be reduced by the number of shares of Parent Preferred Stock and Parent Warrants with respect to which any securityholder has made a Cash Election.  The merger consideration shall not be delivered to any securityholder until the Cash Election Period has expired, and then only to securityholders who have not elected the Cash Election.  Serbin agreed  that he will not elect the Cash Election.

The foregoing descriptions of the Merger Agreement and First Amendment are qualified in their entirety by reference to the full text thereof filed as Exhibits 2.1 and Exhibit 2.2 and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The Merger described in Item 1.01 closed on March 5, 2010.  Please see Item 1.01 and Item 3.02 for a description of the Merger and issuance of consideration to date related thereto.

Item 3.02  Unregistered Sales of Equity Securities

On March 5, 2010, the Company issued 1,717.75 shares of Parent Preferred Stock and Parent Warrants to purchase 31.47 shares of Parent Preferred Stock at a price of $0.50 per share to Serbin pursuant to the Merger Agreement, as amended by the First Amendment.  See Item 1.01 for a description of the Merger Agreement and First Amendment pursuant to which the Parent Preferred Stock was issued.

Each share of Parent Preferred Stock is convertible at the option of the holder into shares of Company Common Stock. The number of shares of Company Common Stock issuable upon conversion is determined by dividing the stated value, or $1,000, by a conversion price of $0.50, subject to adjustment as provided in the Certificate of Designations (the “Conversion Rate”).  In addition, each share of Parent Preferred Stock will automatically convert at the Conversion Rate if certain milestones provided in the Certificate of Designations of the Parent Preferred Stock are met.

At any time on or after the third (3rd) anniversary of the initial issuance date of the Parent Preferred Stock, upon the written request of any holder, the Company shall redeem all of the outstanding Parent Preferred Stock requested to be redeemed by such holder for an amount in cash per Parent Preferred Stock equal to $1,000 plus any accrued but unpaid dividends thereon.

The Parent Warrants have a term of three years, an exercise price of $0.50 per share and provide for cashless exercise.  The form of Parent Warrant is filed as

   The sale of the Parent Preferred Stock and the Parent Warrants was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act and Section 506 of Regulation D of the Act.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.  Any financial statements that are required pursuant to Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.   Any pro forma financial statements that are required pursuant to Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of February 12, 2010.
2.2**	First Amendment to Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of March 1, 2010.

_________________

* Previously filed as an exhibit to the Company’s Form 8-K filed February 19, 2010.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	March 11, 2010
By:		/s/ Richard H. Roberson
Name		Richard H. Roberson
Title:		Chief Financial Officer